Evommune Reports Second Quarter 2026 Financial Results and Provides Business Highlights

‑ Company to announce EVO756 atopic dermatitis (AD) Phase 2b top-line data in September 2026

‑ EVO756 migraine prophylaxis Phase 2b dose-ranging trial recently initiated with top-line data in 2027

‑ EVO301 full Phase 2a positive data set supporting planned Phase 2b trial in AD to be presented at upcoming medical conference

‑ Strong balance sheet, with cash through 2028 to deliver multiple key data readouts across the pipeline

PALO ALTO, Calif. & NEW YORK, August 6, 2026 – Evommune, Inc. (NYSE: EVMN) (“Evommune” or the “Company”), a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases, today announced financial results for the second quarter ended June 30, 2026, and provided a business update.

"There are still no first-line oral options for patients suffering with AD that combine lesion control, itch relief and tolerability. That gap is where we believe EVO756 can make a difference, as it targets neurogenic mast cell biology and non-histaminergic itch. We are excited to deliver top-line Phase 2b data next month. We also believe the underlying biology and market opportunity are especially compelling in migraine prophylaxis and that EVO756 could define the next wave of preventative treatments. We are very excited to have the Phase 2b trial now underway and expect top-line data next year,” said Luis Peña, President and Chief Executive Officer at Evommune. “Taken together, these milestones reflect the continued execution of our mission-driven approach to developing transformative therapies for people living with immune-mediated diseases."

Recent Business Highlights and Upcoming Milestones

EVO756 – Oral MRGPRX2 Antagonist Program

Potential first and best-in-class, potent and highly selective small molecule antagonist of Mas-related G protein-coupled receptor X2 (MRGPRX2), a receptor predominantly found on both mast cells and peripheral sensory neurons. This dual expression allows MRGPRX2 to uniquely modulate the neurogenic inflammation feedback loop between nerves and immune cells that drive chronic inflammation.

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Phase 2b Top-Line Data Readout in AD Expected Next Month: The Company expects to report top-line data in September 2026 for the fully-enrolled Phase 2b dose-ranging clinical trial (N=120) in moderate-to-severe AD patients. The primary endpoint of the trial is percent change in Eczema Area and Severity Index (EASI) from baseline at Week 12. Key secondary endpoints include the proportion of patients achieving ≥50% and ≥75% reductions in EASI, and evaluation of Pruritus-NRS, a tool used to assess the severity of itching.
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Migraine Prophylaxis Phase 2b Trial Now Underway with Top-Line Data Anticipated in 2027: In July 2026, the Company initiated a global randomized, double-blind, placebo-controlled Phase 2b dose-ranging clinical trial in migraine prophylaxis. Top-line data from the trial are expected in 2027. The trial is evaluating EVO756 in adults with refractory migraine experiencing ≥6 migraine days per month. Approximately 330 patients will be randomized across two active dose arms and placebo for 12 weeks of treatment. The trial is exploring daily doses of up to 100 mg. The primary endpoint of the Phase 2b trial is the mean change from baseline in monthly migraine days (MMD). Key secondary endpoints include the proportion of patients achieving ≥50% and ≥75% reductions in MMD, change from baseline in monthly headache days and monthly acute migraine medication use.
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Prioritization of EVO756 Development Outside of CSU: In June 2026, the Company reported top-line results from a randomized, double-blind, placebo controlled, dose-ranging Phase 2b trial in adults with moderate-to-severe chronic spontaneous urticaria (CSU). The study did not meet the primary endpoint of mean change in a patient’s Urticaria Activity Score over seven days (UAS7) at 12 weeks at any dose. The safety profile observed demonstrated safe and well-tolerated doses of EVO756. Following these results, Evommune has discontinued development of EVO756 in CSU and will continue to focus development efforts on AD and migraine.

EVO301 – Injectable IL-18 Binding Protein Fusion Protein Program

Long-acting fusion protein consisting of an IL-18 binding protein and an anti-serum albumin Fab-associated domain with potential for more effective distribution to inflamed tissues than traditional monoclonal antibodies.

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Full Results from Positive Phase 2a Trial in AD to be Presented at Upcoming Medical Conference: The full dataset from the positive Phase 2a trial in adult patients with moderate-to-severe AD will be presented at an upcoming medical conference, where the Company plans disclosure on key secondary endpoints as well as key biomarker data showing Th2 and non-Th2 biomarker impact supporting the breadth of IL-18 inhibition in AD.

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Phase 2b AD Trial to Initiate in mid-2027: The planned Phase 2b, placebo-controlled, dose-ranging clinical trial is expected to include at least three subcutaneous dosing regimens of EVO301 tested over a 16-week treatment period. Manufacturing is ongoing and following completion of standard scale-up and toxicology activities, the trial is anticipated to begin in mid-2027.
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Evaluating Additional Indication Expansion Opportunities: The Company continues to evaluate additional indications for EVO301, including ulcerative colitis and certain cardiovascular-related inflammatory conditions, as potential new Phase 2 clinical trials.

Second Quarter 2026 Financial Results

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Cash, Cash Equivalents and Investments: As of June 30, 2026, the Company had cash, cash equivalents and investments of $288.0 million, compared to $216.7 million as of December 31, 2025.
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Revenue: Revenue was zero for the three and six months ended June 30, 2026, compared to zero and $3.0 million for the three and six months ended June 30, 2025, attributable to the Company’s strategic collaboration with Maruho related to licensing EVO756 in Japan.
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Research and Development Expenses: Research and development expenses were $26.4 million and $43.7 million for three and six months ended June 30, 2026, compared to $19.6 million and $34.0 million for the three and six months ended June 30, 2025.
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General and Administrative Expenses: General and administrative expenses were $8.5 million and $15.1 million for the three and six months ended June 30, 2026, compared to $3.4 million and $7.0 million for the three and six months ended June 30, 2025.
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Net Loss: Net loss totaled $32.2 million and $53.9 million for the three and six months ended June 30, 2026, compared to $13.6 million and $28.1 million for the three and six months ended June 30, 2025.

About Evommune, Inc.

Evommune, Inc. is a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases. The Company’s mission is to improve patients’ daily lives and prevent the long-term effects of uncontrolled inflammation that are a consequence of the limitations of existing therapies. To achieve this, Evommune is advancing a portfolio of differentiated product candidates that target key drivers of chronic inflammation. For more information, please visit www.evommune.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements.” These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the potential therapeutic benefit of EVO756 and EVO301, and the design, objectives, initiation, timing, progress and results of the Phase 2b clinical trials evaluating EVO756 AD and in migraine and the Phase 2b trial evaluating EVO301 in AD; anticipated cash runway through 2028; and continued advancement of the Company's portfolio. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the Company’s limited operating history and historical losses; the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; the impacts of macroeconomic conditions, including heightened inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the Company’s ability to obtain, maintain and protect its intellectual property; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the SEC on March 5, 2026, and in other filings that the Company makes and will make with the SEC in the future. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Evommune, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
License revenue	$—	$—	$—	$3,000
Operating expenses:
Research and development	26,412	19,638	43,731	34,000
General and administrative	8,483	3,356	15,118	7,026
Total operating expenses	34,895	22,994	58,849	41,026
Loss from operations	(34,895)	(22,994)	(58,849)	(38,026)
Total other income, net	2,649	9,429	4,929	9,904
Net loss	(32,246)	(13,565)	(53,920)	(28,122)
Basic and diluted net loss per share of common stock	$(0.89)	$(8.80)	$(1.54)	$(18.29)
Weighted average basic and diluted shares of common stock outstanding	36,135,644	1,540,695	34,908,631	1,537,828

Evommune, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2026	2025
Cash, cash equivalents and short-term investments	$200,793	$149,200
Other current assets	3,453	4,278
Long-term investments	87,214	67,489
Other non-current assets	10,487	3,979
Total assets	$301,947	$224,946

Current liabilities	$17,487	$17,909
Other non-current liabilities	6,874	1,471
Total liabilities	24,361	19,380
Total stockholders’ equity	277,586	205,566
Total liabilities and stockholders’ equity	$301,947	$224,946

Contacts:

Media:

Paul Laland

Paul.laland@evommune.com

Investors:

Sarah McCabe

investors@evommune.com